Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF FEBRUARY 28, 2013

(in thousands, except share data)

February 28, 2013
ASSETS

Investments held in trust, at fair value:
Fixed-maturity securities	$197,952
Cash equivalents held in trust	17,333

Total investments held in trust	215,285

Cash and cash equivalents	4,169
Fixed-maturity securities, at fair value	13,187
Accrued investment income	1,516
Premiums receivable	1,146

Total assets	$235,303

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Losses and loss adjustment expenses	$65,381
Contingency reserve	—
Losses payable	2,574
Unearned premiums	202
Accrued ceding commission expense	120
Other liabilities	353

Total liabilities	68,630

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Contingency reserve	—
Retained earnings	96,793

Total stockholder’s equity	166,673

Total liabilities and stockholder’s equity	$235,303

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED FEBRUARY 28, 2013

(in thousands)

February 28, 2013

Revenues:
Premiums earned	$1,100
Net investment income	917

Total revenues	2,017

Expenses:
Underwriting expenses	1,147
General and administrative expenses	254

Total expenses	1,401

(Loss) income before federal income taxes	616

Federal income tax benefit	—

Net (loss) income	$616